EXHIBIT 10.04


                          GUARANTY AND SURETY AGREEMENT


              THIS GUARANTY AND SURETY AGREEMENT, dated April __, 2001 (but effective as of February 15, 2001), by and from DVL, INC., a Delaware corporation (the "Guarantor"), with a place of business at 70 East 55th Street, 7th Floor, New York, NY 10022, in favor of J.G. WENTWORTH S.S.C., LIMITED PARTNERSHIP, a Nevada limited partnership ("Holder").


                              W I T N E S S E T H:
                              - - - - - - - - - -

       Guarantor is the sole equity owner of S2 Holdings, Inc., a Delaware corporation (the "Company"). The Company has issued to Holder (i) a promissory note ("Note 1") in the original principal amount of Twenty-Two Million Seventy-Three Thousand Two Hundred Seventy Dollars ($22,073,270), subject to adjustment as provided in Note 1, payable to the order of Holder, and (ii) a promissory note ("Note 2") in the original principal amount of Three Million Two Hundred Fifty-One Thousand Seven Hundred Thirty Dollars ($3,251,730), subject to adjustment as provided in Note 2, payable to the order of Holder (Note 1 and Note 2, and any modifications, replacements and/or renewals of either or both thereof, are hereafter referred to collectively as the "Notes"). All liabilities and obligations of the Company to Holder and/or Holder's successors and assigns under the Notes, both now existing and hereafter arising, are hereinafter referred collectively to as the "Obligations". Guarantor will benefit from the transactions pursuant to which the Obligations are incurred, and Holder would be unwilling to cause certain of its subsidiaries to sell certain assets to the Company without having received this Guaranty.


       NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound, Guarantor hereby agrees as follows:

       1.     (a)    Guarantor hereby unconditionally and irrevocably guarantees to Holder the punctual payment and performance of all of the Obligations, subject to the provisions of Sections 1(b) and (e). All payments required to be made by Guarantor hereunder shall be made without set-off or deduction. Any sum due by Guarantor under any provisions of this Guaranty not paid within five (5) business days after such sum is required to be paid by the terms hereof shall thereafter bear interest until paid at the rate which is two and one-half percent (2.5%) per annum in excess of the prime rate from time to time of First Union National Bank or, if less, the highest rate permitted by applicable law.
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              (b)    Notwithstanding any other provision of this Guaranty
(except Section 1(e)), Guarantor's liability hereunder with respect to the payment of the Obligations shall not exceed in the aggregate at any time ten percent (10%) of an amount equal to (x) Twenty-Five Million Three Hundred Twenty-Five Thousand Dollars ($25,325,000) minus (y) the sum of all principal payments actually paid on the Notes; provided, however, Guarantor's liability hereunder with respect to the payment of the Obligations shall never be less in the aggregate than the lesser of (1) Two Hundred Fifty Thousand Dollars ($250,000), and (2) an amount equal to (x) Twenty-Five Million Three Hundred Twenty-Five Thousand Dollars ($25,325,000) minus (y) the sum of all principal payments actually paid on the Notes. Eighty-Seven and 16/100ths percent (87.16%) of all payments made by Guarantor under this Guaranty shall be allocated to, and paid to the Holder of, Note 1, and the balance shall be allocated to, and paid to the Holder of, Note 2.

              (c) Notwithstanding any other provision of this Guaranty (except Section 1(e)), Guarantor shall pay to Holder on December 31, 2021 an amount equal to ten percent (10%) of an amount equal to (x) Twenty-Five Million Three Hundred Twenty-Five Thousand Dollars ($25,325,000) minus (y) the sum of all principal payments actually paid on the Notes.

              (d) Guarantor acknowledges that (i) the principal amount of the Notes may increase or decrease from time to time as provided in the Notes, (ii) Guarantor's obligations under this Guaranty shall continue and remain in full force and effect until final payment of all principal and interest under the Notes, and (iii) Guarantor's obligations under Section 1(c) are (A) absolute and unconditional regardless of the exact principal amount of the Notes (or increases or reductions thereto) from time to time and (B) a covenant independent of any other covenant of Guarantor under this Guaranty.

              (e) Notwithstanding any other provision of this Guaranty, (i) Guarantor's liability under this Guaranty shall not exceed Two Million Five Hundred Thirty-Two Thousand Five Hundred Dollars ($2,532,500) in the aggregate, and (ii) except in the event that the Company fails to make monthly payments to Holder pursuant to Paragraph 2 of the Notes (or either of them) upon the receipt of distributions or other monies in a calendar month with respect to the Company's Class B Interest (all as described in said Paragraph 2), Holder may not make a demand for payment under this Guaranty until December 31, 2021 (it being understood by the parties hereto that if, and only if, an event described in the foregoing clause (ii) occurs, shall Holder have the right to make successive demands for payment under this Guaranty in respect of such monthly payment obligations described in Paragraph 2 of the Notes prior to December 31,
2021).

              (f) Notwithstanding the foregoing, if, as a result of any bankruptcy, insolvency, reorganization or any other proceeding, Holder is required to give back or otherwise surrender any amounts received by Holder on account of the principal amount of the Obligations, then the reductions set forth above in Guarantor's aggregate liability shall not apply to such amounts until such amounts have, in fact, been indefeasibly paid to, and received by, Holder by court order.

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              (g)    Reductions in the principal amounts of the Notes (other
than by payments made by, or on behalf of, the Company thereunder) shall not constitute payments on the Notes for the purpose of Sections 1 (a) through (f).

       2. Guarantor hereby, to the fullest extent permitted by law waives any rights Guarantor may have by reason of any increases or reductions in the principal amount of the Notes (or either of them), or any forbearance, modification, waiver, renewal or extension which Holder may grant, or to which Holder and Company may agree, with respect to any agreement or the Obligations, waives notice of acceptance of this Guaranty, waives presentment, demand, notice or protest of any kind, waives giving of any notice of default or other notice to, or making any demand on, anyone (including, without limitation, Company and Guarantor) liable in any manner for the payment of any Obligations.

       3. The obligations and agreements of Guarantor under this Guaranty are primary, absolute, independent, irrevocable and unconditional. This is an agreement of suretyship as well as of guaranty, and without being required to proceed first against Company or any other person or entity, Holder may proceed directly against Guarantor (without the necessity of joining Company in any action brought against Guarantor) whenever Company fails to make any payment when due relating to the Obligations or fails to perform any Obligation now or hereafter owed to Holder (subject to the limitations of Sections 1(b) and 1(e)). This Guaranty shall remain in full force and effect until all Obligations have been indefeasibly paid in full to Holder and performed and until all such sums or other things of value received by Holder are not subject to rescission or repayment upon the bankruptcy, insolvency or reorganization of Company, and if any such sums are rescinded or repaid, then, to such extent, Company shall not, for the purposes of this Guaranty, be deemed to have paid such amounts or things of value, and Guarantor shall remain liable for the payment thereof (subject to the limitations of Sections 1(b) and 1(e)).

       4. The obligations of Guarantor under this Guaranty shall remain in full force and effect, and shall not be negated or impaired, irrespective of (a) the impossibility or the illegality of performance on the part of Company of the Obligations, (b) any defense that may arise by reason of the incapacity or lack of authority of Company or Guarantor or the failure of Holder to file or enforce a claim against the estate of Company in any bankruptcy or other proceeding, (c) the involvement of Company in any bankruptcy, reorganization, insolvency or any other proceedings, or (d) any other circumstance, occurrence or condition, whether similar or dissimilar to any of the foregoing, which might otherwise constitute a legal or equitable defense, discharge or release of a guarantor or surety.

       5. Guarantor hereby irrevocably waives any and all rights of subrogation, indemnification and contribution and any other rights Guarantor may have to make any claim against Company with respect to any sums which Guarantor may pay or be required to pay to Holder or any other party pursuant to this Guaranty.

       6. Guarantor represents and warrants that (a) Guarantor has the full power, authority and legal right to enter into, execute and deliver this Guaranty; and (b) this Guaranty is a valid

                                      -3-
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and binding obligation of Guarantor, and is fully enforceable against Guarantor in accordance with its terms.

       7. Any notice, demand, request or other communication which either party may desire to give to the other party with respect to this Guaranty shall be deemed sufficient if in writing and mailed by certified or registered mail, postage prepaid, addressed if (a) to Guarantor at the address of Guarantor set forth in the heading of this Guaranty or such other address of which Holder has received any notice pursuant to the provisions of this Section 7, and (b) to Holder at Green Valley Executive Suites, 2920 N. Green Valley Parkway, Building 3, Suite 321, Henderson, NV 89014, or such other address of which Guarantor has received any notice pursuant to the provisions of this Section 7. No change of address by Guarantor shall be effective as against Holder unless Guarantor shall have advised Holder of the change of address by a written notice thereof mailed to Holder by registered or certified mail, return receipt requested, postage prepaid, and Holder shall have actually received such notice. No change of address by Holder shall be effective as against Guarantor unless Holder shall have advised Guarantor of the change of address by a written notice thereof mailed to Guarantor by registered or certified mail, return receipt requested, postage prepaid, and Guarantor shall have actually received such notice.

       8. All rights and remedies of Holder under this Guaranty or law are separate and cumulative, and the exercise of one shall not limit or prejudice the exercise of any other such rights or remedies. The enumeration in this Guaranty of any waivers or consents by Guarantor shall not be deemed exclusive of any additional waivers or consents by Guarantor which may be deemed to exist in law or equity. No delay or omission by Holder in exercising any such right or remedy shall operate as a waiver thereof. No waiver of any rights and remedies hereunder, and no modification or amendment of this Guaranty shall be deemed made by Holder unless in writing and duly signed by Holder. Any such written waiver shall apply only to the particular instance specified therein and shall not impair the further exercise of such right or remedy or of any other right or remedy of Holder, and no single or partial exercise of any right or remedy under this Guaranty shall preclude any other or further exercise thereof or any other right or remedy.

       9. Guarantor will reimburse Holder, upon demand, for all expenses incurred in connection with the collection and/or enforcement of this Guaranty (including, without limitation, reasonable attorneys' fees) whether or not suit is actually instituted.

       10. This Guaranty shall be a continuing Guaranty and shall be binding upon Guarantor, and Guarantor's successors and assigns, and shall inure to the benefit of Holder and its successors and permitted assigns as provided in the Note. Notwithstanding the foregoing, Guarantor may not assign or delegate any of its obligations under this Guaranty, and any such assignment or delegation shall be void AB INITIO.

       11. If any provision of this Guaranty is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Guaranty shall remain in full force and

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effect and shall be liberally construed in favor of Holder in order to effect the provisions of this Guaranty.

       12. This Guaranty shall be governed by, and construed according to the laws of, the State of Delaware applicable to contracts wholly performed within such jurisdiction.

       13. Guarantor shall, from time to time upon request by Holder, execute, acknowledge and deliver to Holder, promptly after such request and at no expense to Holder, such other documents and instruments as Holder shall request in order to effectuate the provisions of this Guaranty.

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       14.    Guarantor acknowledges that Note 1 is being pledged by Holder to
ING (U.S.) Capital LLC and ING (U.S.) Investment Corporation (together, "ING") to secure certain obligations owed by DGV Acquisition Company to ING pursuant to a Purchase Agreement, dated April 6, 2000, and that from and after the occurrence of an event of default hereunder, and during the continuance thereof, ING may exercise the rights and remedies of Holder under this Guaranty to the extent applicable to Note 1, subject to the obligations of Holder under Section 7.

       IN WITNESS WHEREOF, Guarantor has executed this Guaranty on March 30,
2001.

                                        DVL, INC.

                                        By
                                           -------------------------------------
                                           Name:
                                           Title:

                                    AFFIDAVIT

State of New York
County of New York

       On this 30th day of March, 2001, personally appeared before me ______________, who acknowledged that he/she executed the foregoing Guaranty and Surety Agreement for the purposes therein stated on behalf of DVL, Inc. as its _____________, and was authorized to do so.


                                     -------------------------------------------
                                     Notary Public

         Holder hereby joins in this Guaranty on March 30, 2001 for the sole purpose of ratifying and confirming its consent to the provisions contained in
Section 7 above.


                                     J.G. WENTWORTH S.S.C., LIMITED PARTNERSHIP, by its sole general partner:
                                     J.G. WENTWORTH STRUCTURED
                                     SETTLEMENT FUNDING CORPORATION

                                     By: ____________________________________
                                            Name:_________________________
                                            Title:________________________